Exhibit 10.1

[Execution Copy]

EIGHTH AMENDED AND RESTATED SECURED PROMISSORY NOTE

(For Revolving Line of Credit, Advances and Guaranteed Obligations)

(Up to) $4,500,000	April 29, 2013	Los Angeles, California

$1,259,435.50 (current balance under Revolving Line of Credit)

$2,852,522.59 (total Unpaid Balance)

For Value Received, the undersigned MyMedicalRecords, Inc. (formerly mymedicalrecords.com, Inc.), a Delaware corporation ("Subsidiary") and MMRGlobal, Inc. (formerly MMR Information Systems, Inc., formerly Favrille, Inc.), a Delaware corporation ("Parent") (together, "Borrower"), promises to pay to the order of The RHL Group, Inc., a California corporation ("Lender"), the sum of up to Four Million Five Hundred Thousand Dollars ($4,500,000) on a revolving basis (sometimes referred to as a "Reserve Line of Credit" herein) with interest from the date of disbursement on the Unpaid Balance, as that term is used herein, and defined below, from time to time outstanding. Capitalized terms used herein without definition shall, unless otherwise indicated, have the meanings given to such terms in the Security Agreement dated July 31, 2007, as amended on June 30, 2012 under the First Amended Security Agreement (together, the "Security Agreement"), which grants certain security interests in the Collateral owned by Borrower, as therein defined. Borrower and Lender agree that the terms of this Eighth Amended and Restated Secured Promissory Note ("Seventh Amended Note") apply to the increased Reserve Line of Credit.

This Eighth Amended Note is intended to update and amend that certain Secured Promissory Note (the "Original Note") dated July 30, 2007, as amended by the Amended and Restated Secured Promissory Note (the "First Amended Note"), dated August 23, 2007, and as further amended by the Second Amended and Restated Secured Promissory Note (the "Second Amended Note") dated August 1, 2008, which was modified by the Allonge dated January 27, 2009 (the "Allonge"), which notes were approved by the Borrower's Board of Directors by resolutions dated July 23, 2007, August 30, 2007 and June 2, 2008, respectively, which was further amended by the Third Amended and Restated Secured Promissory Note dated April 29, 2009 (the "Third Amended Note"), which was further amended by the Fourth Amended and Restated Secured Promissory Note dated April 29, 2010 (the "Fourth Amended Note"), which was further amended by the Fifth Amended and Restated Secured Promissory Note dated April 29, 2011 (the "Fifth Amended Note") and further amended by the Sixth Amended and Restated Secured promissory Note dated April 29, 2012 (the "Sixth Amended Note"). As stated therein, the Original Note, the First Amended Note, the Second Amended Note, the Third Amended Note, the Fourth Amended Note, the Fifth Amended Note the Sixth Amended Note, and the Seventh Amended Note provided for increases, if necessary, in the amount of the Reserve Line of Credit, and the terms of the Security Agreement provide for that agreement to apply to advances in excess of the therein stated "Amount". The terms of the Security Agreement shall

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be deemed to apply to, and a security interest is hereby granted to the Lender, for all advances made, under this Eighth Amended Note to the same extent, validity, security and priority as to advances under the Original Note, the First Amended Note, the Second Amended Note, the Third Amended Note, the Fourth Amended Note, the Fifth Amended Note, the Sixth Amended Note, with the exception that the Seventh Amended Note, the Security Agreement, and this Eighth Amended Note, as well, is deemed to apply to the Parent as well as to the Subsidiary.

The original of the First Amended Note, Second Amended Note, Third Amended Note, including the Allonge, Fourth Amended Note, Fifth Amended Note, Sixth Amended Note, and Seventh Amended Note have been marked as "superseded". If and only if the Eighth Amended Note is deemed unenforceable, or if the Security Agreement is, for any reason, deemed not to apply to the Eighth Amended Note, then the terms of the Seventh Amended Note, (or the Sixth Amended Note, the Fifth Amended Note or the Fourth Amended Note or the Third Amended Note or the Second Amended Note including the Allonge, or the First Amended Note or the Original Note, and the Guaranty previously signed by the Parent, as the case may be and if necessary) shall be deemed reinstated to the extent necessary to: (a) repay the advances of the Lender, and (b) provide for security to the Lender.

The term "Unpaid Balance" shall mean all of the following: (a) the funds actually lent to the Borrower, or either the Parent or the Subsidiary, including interest, fees, and costs thereon (which includes reasonable legal expenses and costs of Lender in connection with this Eighth Amended Note) ; (b) any funds paid or advanced for the benefit of the Borrower at the request of Borrower to third parties, including charges made on the Lender's credit or charge cards, or credit or charge cards for which Lender is liable (exclusive of interest on such charges) ("Credit Card Advances") on or after July 23, 2007, (c) subject to the last sentence of this paragraph, any amounts guaranteed by the Lender at the request of Borrower, for which the guarantees are still outstanding (including any personal guarantees by Robert H. Lorsch as approved by the Board of Directors), (d) unpaid consulting fees, salary or expenses accrued or owed to Lender. However, any amounts guaranteed by the Lender and unpaid consulting fees shall not be included in the balance under the Revolving Line of Credit, but shall reduce the balance available under the Reserve Line of Credit.

The entire Unpaid Balance shall be due and payable at the end of each calendar month, provided however, that if the Borrower is not otherwise in default under the Original Note, the First Amended Note, the Second Amended Note, the Third Amended Note, the Fourth Amended Note, the Fifth Amended Note, the Sixth Amended, the Seventh Amended Note, or the Eighth Amended Note, or the Security Agreement, as amended from time to time, the Reserve Line of Credit shall continue in existence for the next succeeding month, and payment of the full Unpaid Balance shall be similarly deferred. However, notwithstanding any other provision in this Note: (a) the obligation to pay interest on a monthly basis, and the obligation to pay the Credit Card Advances, if any, shall continue to be due and payable on a monthly basis, and (b) unless otherwise agreed in writing by Lender, the entire unpaid balance shall be due and owing, without extension, April 29, 2014 (the "Final Maturity Date").

The monthly payment shall not include any interest for amounts guaranteed by the Lender unless the Lender has performed on the guarantee, whether by payment or otherwise, except that on the Final Maturity Date the Borrower must pay all amounts due and any amounts

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due under any still then outstanding guarantees of Lender at the option of Lender. Notwithstanding anything to the contrary in this Note, or any of the predecessor notes that have been marked as "superseded", the Subsidiary shall pay at least $1,000 per month, starting on August 1, 2013, to the holder of this Note.

Upon the occurrence of an Event of Default, as defined in this Note or the Security Agreement, the Final Maturity Date shall be accelerated as against the Parent, the Subsidiary, or both, without further action by the Lender.

Interest shall accrue at the rate equal to the lesser of 10% per annum or the maximum rate allowed under the California Constitution. Said rate shall continue in effect for the entire period of the Reserve Line of Credit up to the Final Maturity Date. At no time shall the interest rate, and fees, if applicable, exceed the maximum rate chargeable by law.

Borrower acknowledges and agrees that the Unpaid Balance is presently due and owing, that the Unpaid Balance is $2,852,522.59 as of April 30, 2013, that the amount under the revolving line is $1,259,435.50 (not including consulting fees and guarantees as per the last sentence under the "Unpaid Balance" paragraph above), and that there are no defenses, at law or in equity, to the amount due under this Note as of the date of the execution of this Note.

Lender will receive, concurrently with the execution of this Eight Amended Note, 2,852,200 warrants to acquire shares of Parent's common stock at an exercise price of $0.05 per share which represents two warrants per dollar outstanding on the Note as of the renewal date. Such warrants shall be fully vested and be exercisable in cash or in a cashless exercise at any time prior to their fifth anniversary of issuance, and which shall be non-transferrable without the consent of Parent, which consent is not to be unreasonably withheld.

All payments on this Note are payable at, and all writings respecting the warrants shall be sent to, Lender's accountant at the following address, with a copy to Borrower: Anderson Financial, 12021 Wilshire Blvd., Suite 866, Los Angeles, California 90025, Attn: Marilyn Anderson, and RHL Group, PO Box 17034, Beverly Hills, CA 90210, or at such other place as the Lender or any other holder hereof shall notify Borrower in writing.

All payments received by the Lender on this Note may be applied by Lender as follows: first, to the payment of all fees and expenses owed under this Note or the Security Agreement; second, to the payment of accrued and unpaid interest then due and owing; and third, to principal or as otherwise indicated by Lender.

This Note may be prepaid in whole or in part, without penalty. In the event of partial prepayments, the prepayments and proceeds shall be applied as described in the just preceding paragraph.

At any time or times on or after the date hereof (or, to avoid the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, regarding "short swing profits", six months and one day from the date of the holder's last purchase or sale of equity securities of the Company), the Lender shall be entitled to convert up to Five Hundred Thousand Dollars of the outstanding and unpaid Conversion Amount (as defined

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below) into fully paid and nonassessable shares of the Parent's Common Stock (the "Common Stock") at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share and the difference shall remain outstanding as Unpaid Balance under this Note until paid in accordance herewith.  To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall deliver to the Company a written notice of conversion so requesting at least ten (10) days prior to the requested Conversion Date (a "Conversion Request").  Such Conversion Amount shall convert (a "Conversion Event") into fully paid and nonassessable shares of Common Stock at the Conversion Rate in the manner specified in below.

The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to the foregoing paragraph shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the "Conversion Rate").

As used herein, the term "Conversion Amount" means the sum of (A) the portion of the Principal to be converted with respect to which this determination is being made, which shall not exceed $500,000 in the aggregate, and (B) accrued and unpaid Interest with respect to such Principal, and the term "Conversion Price" shall be equal to $0.02 per share of Common Stock.

On or before a Conversion Event, the Lender shall surrender this Note (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction), duly endorsed, at the Company's principal corporate office, and provide in writing the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Company shall, at its expense and as soon as practicable, thereafter issue and deliver, or cause its transfer agent to issue and deliver, to the Lender, or to the nominee or nominees of the Lender, a certificate or certificates for the number of shares of Common Stock to which the Lender shall be entitled.  The person or persons entitled to receive the shares of Common Stock issuable upon a Conversion Event shall be treated for all purposes as the record holder or holders of such shares as of the Conversion Date.  If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Trading Days after receipt of this Note, and at its own expense, issue and deliver to the Lender a new Note representing the outstanding Principal not converted.

Notwithstanding anything else in this Agreement, the entire Unpaid Balance shall be due and owing, without extension on the occurrence of any of the following, unless otherwise agreed by Lender in writing: (a) a change in ownership or control of Borrower in an amount equal to or greater than one-third (1/3) of outstanding voting stock, other than transactions on a publicly traded market in the regular course of trading; (b) a transfer of at least one-third (1/3) of the assets of Borrower; (c) a change in the composition of Borrower's Board of Directors, Officers and/or senior management which is not approved by Lender; (d) Parent or Subsidiary shall first be the subject of a case pending in any United States Bankruptcy Court; (e) Parent or Subsidiary shall suffer the appointment of a receiver appointed in any state or federal court action, or other

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proceeding; (f) Parent or Subsidiary shall be the subject of any writ of attachment or writ of execution; (g) Parent or Subsidiary shall not be in full compliance with all of its covenants in prior agreements by August 31, 2013; (h) Parent and Subsidiary shall fall out of compliance with its covenants on or after August 31,2013; (i) Borrower shall have less than $200,000 in cash in its bank accounts or such other amount as necessary to maintain operations, whichever is greater, through the subsequent thirty (30) days on and after August 31, 2013; or (j) Subsidiary and Parent shall not timely pay any obligations due respecting payroll and all associated payroll taxes at any time during the term of the Note. Notwithstanding the foregoing sentence, Lender hereby expressly waives, both now and in the future, any Default or Event of Default under this Note and the Security Agreement that arises from or is related to the Closing (as that term is defined in the Agreement and Plan of Merger and Reorganization dated November 8, 2008 by and among Borrower, Parent and a wholly-owned merger subsidiary of Parent (the "Merger Agreement") and the consummation of the transactions described in the Merger Agreement.

The Security Agreement, as amended from time to time, relating to the Original Note, the Amended Note, the Second Amended Note, the Third Amended Note, The Fourth Amended Note, the Fifth Amended Note, the Sixth Amended Note, the Seventh Amended Note, and this Eighth Amended Note shall jointly be referred to as the "Loan Documents".

Upon the happening of any failure to make any payment under the Loan Documents, or any other "Event of Default" as defined in the Security Agreement, as amended from time to time, Lender may at its option declare the entire unpaid balance of this Note, together with interest accrued thereon, to be immediately due and payable. Upon receiving notice of Default, Borrower will have 15 calendar days to cure such Event of Default. In the event the Borrower fails to cure the default, the Lender may proceed to exercise any rights or remedies that it may have under any of the Loan Documents or under this Note or such other rights and remedies which, subject to the provisions of this Note and Loan Documents, the Lender may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to the Lender by paying the unpaid balance hereof as of the date of such payment, plus accrued interest and fees, in the manner set forth above.

Upon an Event of Default (as defined in the Security Agreement, as amended from time to time), the interest rate hereunder shall be computed as the higher of: (a) the highest rate then allowed by law, or (b) the rate described herein.

After default, in addition to principal and accrued interest, the Lender shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees incurred in connection with any of the lender's reasonable collection efforts, whether or not suit on this Note is filed, and all such costs and expenses shall be payable on demand.

No failure on the part of the Lender or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or a waiver of such right

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of acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender may have, whether by the laws of the State of California, by agreement or otherwise, and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

Borrower and each endorser or guarantor of this Note hereby waives presentment, protest, demand, and diligence, notice of dishonor and notice of nonpayment.

All agreements between Borrower and Lender, whether now existing or hereafter arising, and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender of the holder hereof, or collected by Lender or such holder for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any other document pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under governing usury laws as applicable in this transaction, If, under any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Documents or any other documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law for this transaction, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate allowed for this transaction, such amount that would be excessive interest under governing laws as applicable to this transaction shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereto for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by governing law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law as applicable to this transaction, shall be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the loan evidenced hereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, and endorser or guarantor and Lender.

This Note shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely in that State without regard to the principles thereof regarding conflict of laws. Borrower and each endorser or guarantor hereby submits to personal jurisdiction in said State for the enforcement of Borrower's obligations hereunder, and waives any and all personal rights under the law of the other state to object to jurisdiction within such State for the purposes of litigation to enforce such obligations of Borrower. In the event such litigation is commenced, Borrower agrees that service of process may be made and personal jurisdiction over Borrower obtained, by service of a copy of the

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summons, complaint and other pleadings required to commence such litigation upon Borrower's appointed agent for service of process in such state with a copy to:

Ingrid Safranek (isafranek@mmrmail.com)
MMRGlobal, Inc.
MyMedicalRecords, Inc.
4401 Wilshire Blvd., Suite 200
Los Angeles, CA 90010

The holder of this note shall be entitled, without limitation, to all of the rights and remedies of the Lender under the Loan Agreements with respect to this Note. In the event of any conflict between the terms and conditions of the Security Agreement and those of this Note, the terms and conditions of this Note shall control. The obligations of Borrower pursuant to this Note are secured by the Security Agreement.

Borrower represents that it has obtained all of the corporate authority necessary to execute this Note.

IN WITNESS WHEREOF, Borrower has executed this instrument by its duly authorized signatories as of the date first above written.

"Borrower"

MyMedicalRecords, Inc., a Delaware corporation ("Subsidiary")

Name: Ingrid Safranek

Title: CFO

Signature: _______________________________________

Date: August 13, 2013

MMRGlobal, Inc., a Delaware corporation ("Parent")

Name: Ingrid Safranek

Title: CFO

Signature: _______________________________________

Date: August 13, 2013

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